EXHIBIT 16.1


MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
------------------------




August 12, 2009


Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549


Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated August 10, 2009 of Liquid Financial Engines, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audits for the years ended October 31, 2008, and our reviews of interim financial statements. We cannot confirm or deny that the appointment of PKF, Certified Public Accountants, a Professional Corporation, was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,



/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada







6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7499
Fax: (702)253-7501